Exhibit 10.1(c)

CAMBRIDGE BANCORP

STOCK OPTION PLAN

Nonstatutory Stock Option Agreement

Cambridge Bancorp (the “Company”), a Massachusetts corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $1.00 par value, of the Company under and subject to the Company’s Stock Option Plan (the “Plan”) exercisable on the terms and conditions set forth below and hereafter in this Agreement:

Name of Optionholder:

Number of Shares:

Option Price:

Type of Option:

Date of Grant:

This Option is not intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Option Price. The price to be paid for each share of Common Stock upon exercise of the whole or any part of this Option shall be the Option Price specified above, which is not less than 100% of the fair market value of a share of Common Stock of the Company on the Date of Grant.

2. Expiration of Option. This Option may not be exercised as to any shares after the expiration of 10 years from the Date of Grant.

3. Exercise of Option. This option may be exercised at any time and from time to time, on or after                                  (subject to Sections 7 and 8 hereof), up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price in cash, by certified check or in such other form, including shares of Common Stock of the Company (that have been held by the Optionholder for at least six months free of restrictions imposed by the Company) valued at their Fair Market Value on the date of delivery, as the Salary Committee may at the time of exercise approve in its discretion. Following such notice and payment, the Company will deliver to the Optionholder a certificate for the number of shares with respect to which the Option is being exercised.

4. Rights as a Stockholder or Employee. The Optionee shall not earn the right to exercise or obtain the value of any portion of this Option except as provided in Section 3 and until such time as all the conditions set forth herein and in the Plan that are required to be met in order to exercise this Option have been fully satisfied. No portion of this Option shall be deemed compensation for past services before it has become exercisable in accordance with Section 3. The Optionholder shall not be deemed for any purpose to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as provided herein. The Optionholder shall not be deemed to have any rights to continued employment by the Company by virtue of the grant of this Option.

5. Recapitalizations, Mergers, Etc. In the event the Committee determines that any stock dividend, split-up or combination of shares, or other equity restructuring affects the Common Stock such that an adjustment is required in order to preserve the benefits of this Option, the Committee shall equitably adjust the number and/or kind of shares subject to this Option and/or the exercise price hereunder. In the event of a merger or other corporate transaction not constituting an equity restructuring, the Committee may in its discretion take certain actions affecting this Option and the Optionholder’s rights hereunder, including without limitation providing for a cash payment, making other adjustments in the terms hereof, causing this Option to be assumed by another entity, terminating this Option, or making such other provision as the Committee considers equitable and in the best interest of the Company. Any such action shall be in accordance with and subject to the terms of the Plan.

6. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by him.

7. Exercise of Option After Termination of Employment. If the Optionholder’s employment with the Company (or a parent or subsidiary corporation of the Company or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies) terminates, his rights hereunder shall be as follows:

(a) If the Optionholder’s employment is terminated (i) voluntarily by the Optionholder before age 62 or (ii) by the Company for any reason other than Cause (as defined below) or the Optionholder’s disability within the meaning of Section 22(e)(3) of the Code (“Disability”), he may exercise only the rights that were exercisable at the time of such termination and only within 30 days after such termination.

(b) If the Optionholder’s employment is terminated by the Company for Cause, this Option shall thereupon terminate and shall not be exercisable for any shares.

(c) If the Optionholder’s employment terminates due to death, Disability or retirement at or after age 62, the Option will thereupon become exercisable in full and he or his Designated Beneficiary may exercise the Option in whole or in part at any time within two years after such termination of employment. Notwithstanding the foregoing, no rights under this Option may be exercised after the expiration of 10 years from the Date of Grant.

For purposes of this section, “Cause” means: (i) the Optionholder has been formally charged with engaging in a felony or in any other criminal offense that involves a violation of banking or securities laws, embezzlement, fraud, misappropriation of property, or any other crime involving dishonesty; (ii) the Optionholder’s willful failure to perform a substantial portion of the Optionholder’s responsibilities of employment, which failure continues, in the reasonable judgment of the Company, after written notice to the Optionholder; (iii) the Optionholder’s gross negligence or willful misconduct to the detriment of the Company; or (iv) a material breach by the Optionholder of any of his obligations under any agreement with the Company.

8. Change in Control.

(a) Upon a Change in Control during the Optionholder’s employment, the total number of shares subject to this Option will become immediately exercisable.

(b) For purposes of the Option, a “Change in Control” means either of the following:

(i) a change in control of a nature that would be required to be reported by the Company or Cambridge Trust Company (the “Bank”) in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether or not the Company or the Bank in fact is required to comply with Regulation 14A thereunder; or

(ii) the acquisition of “control” as defined in the Bank Holding Company Act of 1956, as amended or the regulations thereunder, or as defined in the Change in Bank Control Act 1978 or the regulations thereunder, of the Company or the Bank by any person, company or other entity; provided that, without limitation, a Change in Control shall be deemed to have occurred if (1) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director ( other than a director designated by a person who has entered into an agreement with Cambridge Bancorp to effect a transaction described in clauses (1) or (3) of this Subsection) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously as approved, cease for any reason to constitute a majority thereof; or (3) there is consummated a merger or consolidation of the Company with any other corporation, or the sale or disposition by the Company of all or substantially all the Company’s assets, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, directly or indirectly through one or more subsidiaries (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least two-thirds (2/3) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a sale or other disposition of assets to an entity the voting securities of which are held as described in clause (i); or (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

9. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company’s Common Stock may then be listed, (b) that either (i) a registration statement under the Securities Act of 1993, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

10. Payment of Taxes. Any exercise of this Option is conditioned upon the payment by the Optionholder of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionholder of the shares of Common Stock covered hereby. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including retention of shares being purchased by the Optionholder, valued at their Fair Market Value on the date of delivery. The Company may to the extent permitted by the law deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

11. Transfer Restrictions. (i) Subject to the exceptions stated below, no shares acquired upon exercise of this Option may be sold, exchanged, given, pledged, encumbered, alienated, attached, or otherwise disposed of or transferred without the holder thereof offering the Company a right of first refusal to purchase such shares at the same price and otherwise on the same terms as the holder has been offered by a prospective buyer making a good faith offer; provided that the Company shall have the right to purchase such shares for cash irrespective of the form of consideration offered by such prospective buyer. If the Company declines or fails to exercise its right of first refusal, the Trustees of the Cambridge Bancorp Employee Stock Ownership Plan (“ESOP”) shall have a right of first refusal on the same terms. The right of first refusal shall lapse if not exercised within fourteen days after receipt by the Company and the Trustees of written notice that the holder has received a bona fide offer from a third party to purchase the Stock; provided that the Company and the Trustees shall again have a right of first refusal to purchase such shares if the holder does not sell them to the person and on the terms described in the holder’s original notice within ninety days after such original notice.
(ii) The right of first refusal shall not apply (A) after the death of the Optionholder, (B) at any time when the Company is subject with respect to the Stock to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or (C) with respect to a gift or similar transfer of Stock to a member of the Optionholder’s immediate family or in trust for the benefit of the Optionholder or a member of his immediate family, provided that the transferee shall take the Stock subject to the right of first refusal with respect to subsequent transfers.
(iii) Any Stock issued upon exercise of this Option will bear an appropriate legend referring to the restrictions imposed under this section. Except for the restrictions imposed by this section, upon exercise of this Option the Optionholder as owner of the Stock will have the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Stock and the right to vote such Stock.

12. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan. This Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan. Copies of the Plan may be obtained upon written request without charge from the Company.

By signing this Agreement and returning one signed copy to the Company, the Optionholder accepts this Option on the terms and conditions set forth herein and in the Plan.

CAMBRIDGE BANCORP	Accepted and agreed to:

By:
Title:	Optionholder